Exhibit 11
                         Exolon-ESK Company and Subsidiaries
                          Computation of Earnings Per Share
                        (In Thousands, Except Per Share Data)

                                           Three Months      Six Months
                                              Ended             Ended
                                             June 30,         June 30,
                                          ______________   ______________
                                          1996     1995     1996     1995
                                         ______   ______   ______   ______

           Net earnings                   $1,604   $1,014  $3,013   $1,190

           Less Preferred Stock
           Dividends:
                Series A                     (5)      (6)    (11)     (11)

                Series B                     (5)      (6)    (11)     (11)
                                          ______   ______  ______   ______
           Undistributed earnings         $1,594   $1,002  $2,991   $1,168

           Net earnings attributable
           to:
                Common Stock (50.0%)         796      501   1,495      584
                Class A Common Stock
                (50.0%)                      796      501   1,496      584
                                          ______   ______  ______   ______
                                          $1,592   $1,002  $2,991   $1,168
                                          ======   ======  ======   ======

           Net earnings per share of
           Common Stock:
                Primary                    $1.65    $1.04   $3.10    $1.21
                Fully Diluted              $1.59    $1.01   $2.99    $1.18

           Net earnings per share of
           Class A Common Stock:
                Primary                    $1.55    $0.98   $2.92    $1.14
                Fully Diluted              $1.50    $0.95   $2.82    $1.11

           Weighted Average Shares
           Outstanding:
                Primary:
                Common Stock             482,000  482,000 482,000  482,000
                Class A Common Stock     513,000  513,000 513,000  513,000

                Fully Diluted:
                Common Stock             504,000  504,000 504,000  504,000
                Class A Common Stock     535,000  535,000 535,000  535,000